As filed with the Securities and Exchange Commission on July 12, 2007
Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3447894 (I.R.S. Employer identification No.)

228 East 45th Street, 8th Floor, New York, NY 10017

(Address of principal executive offices) (Zip Code)

Amended 2004 Stock Option Plan
(full title of the plan)

Robert Petty, Chief Executive Officer
228 East 45th Street, 8th Floor
New York, NY 10017

(Name and address of agent for service)

(212) 661-4111
(Telephone number, including area code, of agent for service)

With a copy to:

Richard A Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, NY 10018
Phone (212) 930-9700
Fax (212) 930-9725

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value	9,870,000(2)	$2.88(4)	$28,425,600	$872.67
Common Stock, $.0001 par value	2,130,000(3)	$1.79(5)	$3,812,700	$117.05
Total	12,000,000		$32,238,300	$989.72

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 9,870,000 shares of common stock issuable upon exercise of issued and outstanding stock options pursuant to our 2004 Stock Option Plan, as amended.
(3)	Represents 2,130,000 shares of common stock reserved for issuance under our under the 2004 Stock Option Plan, as amended.
(4)
The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $2.88 per common share of outstanding options to purchase 9,870,000 common shares that have been issued to date pursuant to our 2004 Stock Option Plan, as amended.

(5)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on The Over-The-Counter Bulletin Board on July 11, 2007 of $1.79 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1.            Plan Information.

ROO Group, Inc. ("We", "us", "our company" or "ROO") will provide each participant (the "Recipient") with documents that contain information related to our 2004 Stock Option Plan, as amended, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Lou Kerner, Chief Financial Officer
228 East 45th Street, 8th Floor
New York, NY 10017
Telephone: (212) 661-4111

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

ROO Group, Inc.
4,730,000 Shares of
Common Stock

This reoffer prospectus relates to the sale of 4,730,000 shares of our common stock, $.0001 par value per share, that may be offered and resold from time to time by certain eligible participants and existing selling shareholders identified in this prospectus for their own account issuable upon exercise of currently outstanding stock options which have been issued pursuant to our 2004 Stock Option Plan, as amended. After the selling stockholders exercise their stock options, it is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2004 Stock Option Plan, as amended and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the OTC Bulletin Board under the symbol RGRP. The closing sale price for our common stock on June 29, 2007 was $2.17 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 2 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 29, 2007.

ROO GROUP, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

 We operate as a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from our customers' Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices (i.e., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery.

We have incurred losses since our inception. For the years ended December 31, 2006 and 2005, we generated revenues of $9,768,000 and $6,619,000, respectively, and incurred net losses of $14,625,000 and $8,957,000, respectively. Our auditors, in their report dated March 26, 2007, have expressed substantial doubt about our ability to continue as going concern. Effective October 3, 2005, we amended our Certificate of Incorporation to effect a one-for-50 reverse split of our issued and outstanding shares of common stock. All numerical references in this registration statement to shares of common stock, stock prices, exercise prices and conversion prices have been adjusted to post-stock split numbers.

Our principal offices are located at 228 East 45th Street 8th Floor New York, NY 10017, and our telephone number is (212) 661-4111. Our website is www.roo.com . We are a Delaware corporation.

The Offering

Common stock outstanding before the offering……………	38,372,918 shares.

Common stock offered by selling stockholders.........……	4,730,000 shares issuable upon exercise of outstanding stock options.

Common stock to be outstanding after the offering....……	43,102,918 shares, which includes 4,730,000 shares issuable upon exercise of outstanding stock options.

Use of proceeds................................………………………
We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options. Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

OTC Bulletin Board Symbol..........………………………	RGRP

Forward-Looking Statements………………………………
This prospectus contains forward-looking statements that address, among other things, our strategy to develop and grow our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to the various factors described under “Risk Factors.”

RISK FACTORS

Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE AND WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We have incurred losses since our inception. For the years ended December 31, 2006 and 2005, we generated revenues of $9,768,000 and $6,619,000, respectively, and incurred net losses of $14,625,000 and $8,957,000, respectively. At March 31, 2007, we had a working capital surplus of $6,453,000 (current assets less current liabilities) and an accumulated deficit of $35,490,000. Our auditors, in their report dated March 26, 2007, have expressed substantial doubt about our ability to continue as going concern. There can be no assurance that future operations will be profitable. Our failure to increase our revenues significantly or improve our gross margins will harm our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve, or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our products and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our products or services at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products and services from which we can derive additional revenues, our financial results will suffer.

OUR OPERATING SUBSIDIARIES HAVE LIMITED OPERATING HISTORIES AND THEREFORE WE CANNOT ENSURE THE LONG-TERM SUCCESSFUL OPERATION OF OUR BUSINESS OR THE EXECUTION OF OUR BUSINESS PLAN.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as the digital media software markets in which we operate. We must meet many challenges including:

•	Establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;

•	Establishing and maintaining adoption of our technology on a wide variety of platforms and devices;

•	Establishing and maintaining our brand name;

•	Timely and successfully developing new products, product features and services and increasing the functionality and features of existing products and services;

•	Developing services and products that result in high degrees of customer satisfaction and high levels of customer usage;

•	Successfully responding to competition, including competition from emerging technologies and solutions; and

•	Developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

OUR BUSINESS MAY SUFFER IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OUR ADVERTISING BUSINESS MODEL.

A significant part of our business model is to generate revenue by providing interactive marketing solutions to advertisers, ad agencies and Web publishers. The profit potential for this business model is unproven. To be successful, both Internet advertising and our solutions will need to achieve broad market acceptance by advertisers, ad agencies and Web publishers. Our ability to generate significant revenue from advertisers will depend, in part, on our ability to contract with Web publishers that have Web sites with adequate available ad space. Further, these Web sites must generate sufficient user traffic with demographic characteristics attractive to our advertisers. The intense competition among Internet advertising sellers has led to the creation of a number of pricing alternatives for Internet advertising. These alternatives make it difficult for us to project future levels of advertising revenue and applicable gross margin that can be sustained by us or the Internet advertising industry in general.

Intensive marketing and sales efforts may be necessary to educate prospective advertisers regarding the uses and benefits of, and to generate demand for, our products and services. Enterprises may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing direct marketing systems. Acceptance of our new solutions will depend on the continued emergence of Internet commerce, communication and advertising, and demand for its solutions. We cannot assure you that demand for our new solutions will emerge or become sustainable.

OUR RESOURCES MAY NOT BE SUFFICIENT TO MANAGE OUR EXPECTED GROWTH; FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH WOULD BE DETRIMENTAL TO OUR BUSINESS.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected.

IF WE DO NOT SUCCESSFULLY DEVELOP NEW PRODUCTS AND SERVICES, OUR BUSINESS WILL BE HARMED.

Our business and operating results would be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenue or gross profits to offset our operating and other costs. We may successfully identify, develop and market new product and service opportunities in a timely manner. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments. Because the markets for our products and services are subject to rapid change, we must develop new product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements.

IF USE OF THE INTERNET DOES NOT CONTINUE TO GROW, OR IF THE INTERNET INFRASTRUCTURE CANNOT SUPPORT DEMANDS PLACED ON IT BY SUCH CONTINUED GROWTH, OUR BUSINESS WILL BE HARMED.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising, and also on the growth of the wireless data market, including the growth of devices with multimedia capability. Our business will be harmed if Internet usage does not continue to grow, particularly as a source of media information and entertainment and as a vehicle for commerce in goods and services, or if widespread adoption of technology to access data and multimedia content on wireless devices does not occur. If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. If this were to occur, our business and financial condition would be harmed.

WE MAY BE SUBJECT TO LEGAL LIABILITY FOR PROVIDING THIRD-PARTY PRODUCTS, SERVICES OR CONTENT.

We have arrangements to offer third-party products, services, content or advertising via distribution on our Web sites. We may be subject to claims concerning these products, services, content or advertising by virtue of our involvement in marketing, branding, broadcasting or providing access to them, even if we do not ourselves host, operate, or provide access to these products, services, content or advertising. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate. It is also possible that if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. Investigating and defending any of these types of claims is expensive, even if the claims do not result in liability. While to date we have not been subject to material claims, if any potential claims do result in liability, we could be required to pay damages or other penalties, which could harm our business and our operating results.

OUR COMPETITORS MAY BE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The market for software and services for media delivery over the Internet is relatively new and constantly changing. We expect that competition will continue to intensify. Increased competition may result in price reductions, reduced margins, loss of customers, and changes in our business and marketing strategies, any of which could harm our business. Current and potential competitors may have longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. In addition, new competitors with potentially unique or more desirable products or services may enter the market at any time. The competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to maintain and extend our current brand and technology. Price concessions or the emergence of other pricing, licensing and distribution strategies or technology solutions of competitors may reduce our revenue, margins or market share, any of which will harm our business. Other changes we have to make in response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, or release products and enhancements before they are thoroughly tested, any of which could harm our operating results and stock price.

ANY FAILURE OF OUR NETWORK COULD LEAD TO SIGNIFICANT DISRUPTIONS IN OUR SERVICES BUSINESS, WHICH COULD DAMAGE OUR REPUTATION, REDUCE OUR REVENUES OR OTHERWISE HARM OUR BUSINESS.

Our business is dependent upon providing our customers with fast, efficient and reliable services. A reduction in the performance, reliability or availability of our Web sites and network infrastructure may harm our ability to distribute our products and services to our clients, as well as our reputation and ability to attract and retain clients, customers, advertisers and content providers. Our systems and operations are susceptible to, and could be damaged or interrupted by outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Web sites and network communications, and our systems could be subject to greater vulnerability in periods of high employee turnover. A sudden and significant increase in traffic on our Web sites could strain the capacity of the software, hardware and telecommunications systems that we deploy or use. This could lead to slower response times or system failures. Our failure to protect our network against damage from any of these events will harm our business.

Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide Internet users access to our websites and the websites of our customers on which we display advertising. Many of these providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

WE DEPEND ON CONTENT LICENSED TO US BY THIRD PARTIES. IF WE ARE UNABLE TO MAINTAIN THESE LICENSES, OUR OPERATIONS AND FINANCIAL CONDITION WILL BE MATERIALLY ADVERSELY AFFECTED.

We rely on content provided by third parties to increase market acceptance of our products and services. If third parties do not develop or offer compelling content to be delivered over the Internet, or grant necessary licenses to us or our customers to distribute or perform such content, our business will be harmed and our products and services may not achieve or sustain broad market acceptance. We rely on third-party content providers to develop and offer content in formats that can be delivered using our products. We also rely entirely on third-party content for our programming and content offerings. In some cases, we pay substantial fees to obtain content for these services. We cannot guarantee that third-party content providers will continue to support our technology or offer compelling content in our formats, nor can we guarantee that we will be able to secure licenses to third-party content or that such licenses will be available at commercially reasonable rates, to encourage and sustain broad market acceptance of our products and services. The failure to do so would materially adversely harm our business operations and financial condition.

IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY HARMED.

A portion of our software was acquired from third parties. We have not registered copyrights on any of the software we have developed. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF ROBERT PETTY OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

Our success depends to a significant extent upon the continued service of Robert Petty, our Chief Executive Officer and Chairman of our Board of Directors. The loss of the services of Mr. Petty could have a material adverse effect on our growth, revenues, and prospective business. We have entered into an employment agreement with Mr. Petty, the material terms of which are described beginning on page 34 of this Prospectus. We maintain key-man insurance on the life of Mr. Petty in the amount of $1,000,000. If Mr. Petty were to resign, the loss could result in loss of sales, delays in new product development and diversion of management resources, and we could face high costs and substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. In addition, in order to successfully implement and manage our business plan, we are dependent upon, among other things, successfully recruiting qualified personnel who are familiar with the specific issues facing the Internet media industry. In particular, we must hire and retain experienced management personnel to help us continue to grow and manage our business, and skilled software engineers to further our research and development efforts. Competition for qualified personnel is intense. If we do not succeed in attracting new personnel or in retaining and motivating our current personnel, our business could be harmed.

OUR DIRECTORS AND EXECUTIVE OFFICERS CONTROL A SIGNIFICANT PORTION OF OUR OUTSTANDING COMMON STOCK. THEIR INTERESTS MAY CONFLICT WITH OUR OUTSIDE STOCKHOLDERS, WHO MAY BE UNABLE TO INFLUENCE MANAGEMENT AND EXERCISE CONTROL OVER OUR BUSINESS.

As of June 28, 2007, our executive officers and directors beneficially owned approximately 9.25% of our outstanding common stock and have voting control over 56.77% of the outstanding shares of our equity. As a result, our executive officers and directors have significant influence to: elect or defeat the election of our directors, amend or prevent amendment of our articles of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the shareholders for vote. Accordingly, our outside stockholders may be unable to influence management and exercise control over our business.

RISKS RELATED TO OUR SECURITIES:

THERE ARE A LARGE NUMBER OF SHARES THAT ARE AVAILABLE FOR FUTURE SALE; THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

Pursuant to this registration statement, we are registering the resale of an aggregate of 13,000,000 shares, which shares include 9,870,000 shares issuable upon the exercise of outstanding options. Sales of a substantial number of shares of our common stock could cause the price of our securities to fall and could impair our ability to raise capital by selling additional securities.

Accordingly, the mere filing of the registration statement of which this prospectus is part could have a significant depressive effect on our stock price which could make it difficult both for us to raise funds from other sources and for the public stockholders to sell their shares.

THE ISSUANCE OF PREFERRED STOCK MAY HAVE THE EFFECT OF PREVENTING A CHANGE OF CONTROL AND COULD DILUTE THE VOTING POWER OF OUR COMMON STOCK AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

Our authorized capital stock includes 20,000,000 shares of preferred stock, of which 10,000,000 shares are designated as Series A Preferred Stock. The remaining 10,000,000 shares of authorized preferred stock is blank check preferred stock. Our Board of Directors is authorized to designate such stock with preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as they deem advisable without shareholder approval. The effect of designating and issuing additional shares of preferred stock upon the rights of our common stockholders cannot be stated until our Board determines the specific rights of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by our shareholders. The designation and issuance of preferred stock could also have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of preferred stock may be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. Our blank check preferred stock is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of our company. Although we may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no binding agreements or commitments with respect to the issuance of any additional shares of preferred stock.

OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.

The public market for our common stock has historically been very volatile. Over the last two completed fiscal years and subsequent quarterly periods, the market price for our common stock has ranged from $0.50 to $4.49 (adjusted to reflect a one-for-50 reverse stock split effective October 3, 2005; see “Market for Common Equity and Related Stockholder Matters on page 151 of this Prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public’s negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to sale of shares of common stock issuable upon exercise of currently outstanding stock options that may be offered and sold from time to time by the selling stockholders. We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options. Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

SELLING STOCKHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering all of the 4,830,000 shares offered through this prospectus pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2004 Stock Option Plan, as amended.

A total of 12,000,000 shares of common stock have been reserved for issuance under all awards that may be granted under our 2004 Stock Option Plan, as amended.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2004 Stock Incentive Plan, as amended, to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of June 27, 2007 information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.	the number of common and preferred shares owned by each selling shareholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling shareholder;

3.	the total number of common and preferred shares that will be owned by each selling shareholder upon completion of the offering; and

4.	the percentage owned by each selling shareholder.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of June 28, 2007. The "Number of Shares Being Offered" includes the common shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2004 Stock Incentive Plan, as amended. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

	Number of Common Shares Beneficially Owned	Number of Series A Preferred Shares Beneficially	Number of Shares That May be Reoffered Pursuant to	Shares Beneficially OwnedAfter the Offering
Name	Prior to the Offering (1)	OwnedPrior to the Offering (2)	this Prospectus (3)	Series A Preferred Stock	Percent	Common Stock (4)	Percent (5)
Robert Petty (4)	2,410,973	6,000,000	2,370,000	6,000,000	60%	1,360,000	3.4%
Robin Smyth	692,247	1,500,000	1,110,000	1,500,000	15%	40,000	>1%
Lou Kerner	131,507	0	500,000	0	0	0	0
Doug Chertok	195,548	0	450,000	0	0	0	0
Scott Ackerman	5,886	0	100,000	0	0	0	0
Stephen Palley	5,886	0	100,000	0	0	0	0
Simon Bax	5,886	0	100,000	0	0	0	0
TOTAL SHARES OFFERED			4,730,000

(1)
Consists of (i) all shares of the Company’s common stock owned by the Selling Stockholder and (ii) all shares of common stock which the Selling Stockholder has the right to acquire through the exercise of options, including those granted under the Plan, warrants or other rights to purchase shares of common stock, exercisable within 60 days after June 28, 2007.

(2)
Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class. As of June 28, 2007 there were 10,000,000 outstanding shares of Series A Preferred Stock.

(3)
Consists of all shares of the Company’s common stock which the Selling Stockholder has the right to acquire through the exercise of options granted under the Plan, whether or not such right has yet become exercisable or will become exercisable within 60 days after June 28, 2007.

(4)
Consists of (i) shares of the Company’s common stock owned by the Selling Stockholder and (ii) shares of common stock which the Selling Stockholder has the right to acquire through the exercise of options, other than those granted under the Plan, warrants or other rights to purchase shares of common stock, exercisable within 60 days after June 28, 2007.

(5)	Applicable percentage ownership is based on 38,372,918 shares of common stock outstanding as of June 28, 2007.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.
PLAN OF DISTRIBUTION

Timing of Sales

Under our 2004 Stock Incentive Plan, as amended (the “Plan”), we are authorized to issue up to 12,000,000 shares of our common stock.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling shareholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of ROO Group, Inc. as of December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, have been incorporated by reference herein and in the registration statement in reliance upon the report of Moore Stephens, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The Moore Stephens, P.C. report included an explanatory paragraph related to ROO Group, Inc.’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007, which is hereby incorporated by reference.
•	The description of our common stock is incorporated by reference to our Registration Statement on Form 10-SB, as amended (File No. 000-25659), initially filed with the SEC on March 29, 1999.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

ROO GROUP, INC.

4,730,000 SHARES OF COMMON STOCK

PROSPECTUS

July 11, 2007

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007, which is hereby incorporated by reference.

•	The description of our common stock is incorporated by reference to our Registration Statement on Form 10-SB, as amended (File No. 000-25659), initially filed with the SEC on March 29, 1999.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The 4,730,000 shares of common stock to be sold by the selling stockholders pursuant to this Registration Statement are issuable upon exercise of outstanding stock options issued pursuant to the Registrant’s 2004 Stock Option Plan, as amended. The stock options were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

II-2

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	2004 Stock Option Plan, as amended, of ROO Group, Inc.
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.2	Consent of Moore Stephens, P.C.

Item 9. Undertakings.

(1)	The undersigned Registrant hereby undertakes to:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

(c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 12, 2007.

ROO GROUP, INC.

By:	/s/ Robert Petty
Robert Petty
Chief Executive Officer, President
and Chairman of the Board

By:	/s/ Lou Kerner
Lou Kerner
Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert Petty	Chief Executive Officer, President	July 12, 2007
Robert Petty	and Chairman of the Board

/s/ Lou Kerner	Chief Financial Officer and	July 12, 2007
Lou Kerner	Principal Accounting Officer

/s/ Robin Smyth	Executive Director and Director	July 12, 2007
Robin Smyth

/s/ Stephen Palley	Director	July 12, 2007
Stephen Palley

/s/ Scott Ackerman	Director	July 12, 2007
Scott Ackerman